UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 16, 2018

Fluent, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37893	77-0688094
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

33 Whitehall Street 15th Floor New York, New York	10004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 669-7272

Cogint, Inc.

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 13, 2018, Cogint, Inc. (the “Company”) filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware to change its name to Fluent, Inc. (the “Certificate of Amendment”), which Certificate of Amendment became effective at 1:00 a.m. Eastern Time on April 16, 2018. The name change was approved by the Company’s Board of Directors pursuant to Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”). Under the DGCL, stockholder approval was not required.

In conjunction with the name change, the Board of Directors also approved an administrative amendment to the Company’s Bylaws to reflect the Company’s new name (the “Amended and Restated Bylaws”), which Amended and Restated Bylaws became effective on April 16, 2018.

A copy of the Certificate of Amendment effecting the name change and a copy of the Amended and Restated Bylaws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and incorporated herein by reference.

Also in conjunction with the name change, a new form of common stock certificate was adopted, a copy of which is attached as Exhibit 4.1 and incorporated herein by reference.

Item 8.01	Other Events.

On April 11, 2018, the Company issued a press release announcing its corporate name change to Fluent, Inc., new ticker symbol on Nasdaq of “FLNT” and new CUSIP number 34380C 102. The press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Certificate of Incorporation.

3.2	Amended and Restated Bylaws of Cogint, Inc.

4.1	Form of Common Stock Certificate of Cogint, Inc.

99.1	Press Release, dated April 11, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 16, 2018	Fluent, Inc.

	By:	/s/ Ryan Schulke
	Name:	Ryan Schulke
	Title:	Chief Executive Officer

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